UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Old Milton Pkwy., Box 1353
Alpharetta, GA 30009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 997-8732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2022, Streamline Health Solutions, Inc. (the “Company”) and certain of the Company’s subsidiaries entered into a Second Modification to Second Amended and Restated Loan and Security Agreement (the “Second Modification”) with Bridge Bank, a division of Western Alliance Bank (“Bridge Bank”). Pursuant to the Second Modification, Bridge Bank agreed to provide the Company and its subsidiaries with a new revolving line of credit facility in the maximum principal amount of $2,000,000. Amounts outstanding under the line of credit portion of the Loan and Security Agreement bear interest at a per annum rate equal to the Prime Rate (as published in The Wall Street Journal) plus 1.5%, with a Prime “floor” rate of 3.25%. In addition, the Company will also be required to pay customary fees and expenses.

The line of credit matures on August 26, 2026 (the “maturity date”), and advances will be limited to $2,000,000. Interest accrued under the Second Amended and Restated Loan and Security Agreement, dated August 26, 2021 (as amended, the “Loan and Security Agreement”) is due monthly, and the outstanding principal balance and all accrued but unpaid interest is due in full on the maturity date. Proceeds of the line of credit will be used (i) to fund certain fees and expenses associated with the Loan and Security Agreement and (ii) for ordinary working capital requirements and other general corporate needs. The line of credit is secured by all, or substantially all, of the assets of the Company and its subsidiaries.

The Second Modification amended certain financial covenants in the Loan and Security Agreement, including the requirements that the Company achieve certain EBITDA levels and certain recurring revenue levels. The Second Modification also requires the Company to maintain a minimum fixed charge coverage ratio, and the Company must maintain a minimum amount of unrestricted cash at Bridge Bank during the term of the Loan and Security Agreement. The Loan and Security Agreement also includes negative covenants, subject to exceptions, which limit transfers, capital expenditures, indebtedness, certain liens, investments, acquisitions, dispositions of assets, restricted payments and the business activities of the Company, as well as customary representations and warranties, affirmative covenants and events of default, including cross defaults and a change of control default. The line of credit is also subject to customary prepayment requirements.

The foregoing description of the terms of the Second Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Modification, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

The Company’s Chief People Officer has changed her named from Wendy Lucio to Wendy Lovvorn.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Modification to Second Amended and Restated Loan and Security Agreement, dated November 29, 2022, by and between Streamline Health Solutions, Inc. and certain of its subsidiaries party thereto, and Western Alliance Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: December 5, 2022	By:	/s/ Thomas J. Gibson
	Name:	Thomas J. Gibson
	Title:	Chief Financial Officer